CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 and related Prospectus dated August 23, 2019, of our report dated October 19, 2018, with respect to the consolidated financial statements of OncoSec Medical Incorporated as of July 31, 2018 and 2017 and for the years then ended, and to the reference to us under the heading “Experts” in this Prospectus which is part of this Registration Statement.

/s/ Mayer Hoffman McCann P.C.

San Diego, California

August 23, 2019